                                                                   EXHIBIT 10.4

[SON CORPORATION LETTERHEAD]



                              FINANCIAL FACILITIES
                                LEASE AGREEMENT

This agreement made and entered into by and between SON Corporation, Wichita, Kansas, hereinafter called "Lessor", and GULF COAST BANCORP, INC. hereinafter called "Lessee".

WITNESSETH:

Whereas, Lessee is desirous of leasing a New 28' x 70' SON Financial Facility and, whereas Lessor desires to furnish, equip, and lease such structure to Lessee upon the terms and conditions hereinafter contained. Now, therefore, in consideration of the mutual covenants hereinafter contained, the parties do hereby agree as follows:

1.) STRUCTURE. Lessor proposes to furnish to Lessee the SON FINANCIAL FACILITYas per attached Exhibit "A" Drawing # 28709709 , and Exhibit "B" Specifications.

PERMIT PROCUREMENT. LESSOR SHALL FURNISH FLOOR PLANS AND ELEVATIONS. LESSEE SHALL BE RESPONSIBLE FOR OBTAINING ALL REQUIRED BUILDING/CONSTRUCTION PERMITS, PAYMENT OF FEES FOR REQUIRED PERMITS, AND STAMPED ENGINEERS FOUNDATION PLANS, AND THE COSTS THEREOF.

2.) DELIVERY. Since the intended Lessee to this Agreement, Gulf Coast Community Bank (in organization), requires regulatory approvals from the Office of the Comptroller of the Currency (the "OCC") and the Federal Deposit Insurance Corporation (the "FDIC") before it becomes a viable entity (the "Preliminary Approval"), this Agreement will not become valid and effective until such Preliminary Approval is granted. Lessor agrees to deliver said SON FINANCIAL FACILITY to Lessee's jobsite (location) Port Charlotte, Florida within 60 days of receipt of City and Preliminary Approvals. Lessor shall provide the transportation of the preconstructed sections, with its special vehicles to Lessee's construction jobsite. SON Corporation shall not attempt to transport the building onto the jobsite during conditions of severe ground moisture unless the Lessee is willing to assume any and all charges resulting from increased labor, materials and/or equipment requirements. If delays occur during transit due to accidents or Acts of God, then Lessor's responsibility shall be limited to expedient repairs or replacement of facility. Lessee shall provide a temporary electrical service pole on the site prior to arrival of the modular units. The pole shall be placed by coordination with Lessor so as to avoid interference with delivery and workmen. Wheels, axles, hitches, and associated hardware are the property of Lessor and are used exclusively for the transportation of the modular units. All above mentioned transportation equipment will be removed and retained by Lessor after delivery. Should Lessee elect to purchase said equipment, these items shall be specifically listed on Exhibit "B" Specification sheet and the contract price will then be adjusted to include these items.

3.) SETTING. Lessor agrees to deliver and set the facility on a foundation provided by Lessee. Lessee agrees to construct the foundation and access ramp as designed and as instructed by Lessor. The receiving foundation shall be true, square and plumb with a smooth and level top surface. Foundation is built in strict compliance with drawings furnished by Lessee's engineer, based on information provided by the Lessor.

FINANCIAL FACILITIES LEASE AGREEMENT...PAGE TWO

Lessor's craftsmen shall be allowed TEN (10) full working days, without interference or interruption from other crafts, equipment, vehicles or materials. Lessor's experienced installation craftsmen are NON-union. If the Lessee wishes to have any or all of the installation work performed by other contractors, the cost of such services and any related equipment used by them shall be paid for directly by Lessee to such contractors and/or subcontractors. There shall be no deduction from Lessor's contract amount, as our craftsmen shall remain on the job in the capacity of "consultants".

IF LESSEE CONTRACTS WITH OUTSIDE SOURCES TO PERFORM WORK DURING INSTALLATION FOR WORK WHICH IT BELIEVES TO BE THE RESPONSIBILITY OF LESSOR, THEN LESSEE MUST RECEIVE LESSORS WRITTEN CONSENT PRIOR TO SAID WORK BEING PERFORMED; LESSEE'S FAILURE TO RECEIVE SUCH PRIOR CONSENT WILL RESULT IN LESSOR NOT BEING RESPONSIBLE FOR COSTS INCURRED FOR SAID WORK. ANY REQUIREMENTS OR CHANGES MADE TO THE BUILDING AS A RESULT OF LOCAL BUILDING CODE REQUIREMENTS, WILL BE AN ADDITIONAL COST TO THE LESSEE.

Any delays caused to Lessor, by Lessee, either in delivery or installation, except in Acts of God, shall result in additional costs to Lessee. All taxes, including State sales tax, shall be paid by Lessee. Lessee agrees that the site selected for said structure shall not violate any zoning laws or regulations, or sanitation or health code regulations. Lessee shall be responsible for the installation and connection of all utilities, including the installation and connection of electrical service to the main panel, electrical service to the heating and air-conditioning condensers, and hook up of furnished, precharged freon lines. Plumbing supply and drain lines to the building, interconnects between plumbing stub outs, and crossover connections between modular sections shall be provided by Lessee. Telephone or security conduit, when installed by Lessor, shall be limited to contract specifications, and will only include such conduit as specified to be installed and terminated six inches (6") below the base of the floor. Connections between conduit runs will not be installed by the Lessor. Other sitework such as retaining walls, ramping, curbs, surfacing, and landscaping shall be the responsibility of Lessee. Upon termination of lease, the Lessee shall be responsible for disconnection of all utilities. This is to include proper disconnection of the air-conditioning system by licensed tradesmen. Lessee shall provide a ramp for the removal of the building similar to the ramp required for delivery of the building. Lessee shall remove any perimeter walls and obstructions to provide Lessor free and clear access to remove the building. In the event, in Lessor's judgment, it becomes necessary to use a crane to make this installation, Lessor is authorized to contract for said crane and add the cost of said crane as an additional item to Lessee's cost.

4.) TERMS AND RENTAL. The terms of this lease shall be for a period of twelve
(12) months . Lessee agrees to pay to Lessor the sum of $ 3,750.00 per month plus monthly sales tax in advance as and for rent commencing upon placement of the modular building onto the foundation, or by (date) February 1st, 1998 whichever is sooner, and continuing each month thereafter for eleven (11) consecutive months. An amount of $ 7,650.00 shall be paid to Lessor upon signing this contract; and, said sum shall be treated by Lessor as payment of the last month's rent of $ 3,750.00 , security/maintenance deposit of $ 200.00 , and delivery/set-up cost of $ 3,700.00 . All monthly lease payments are due no later than the established first day of the lease. All delivery and set charges are based on the normal working hours of 8am to 5pm, Monday through Friday (holidays excluded). In the event that the Lessee requests SON Corporation's crews to perform in an exception to the standard hours as stated above, then the delivery and set charge will be adjusted accordingly to allow fair and reasonable compensation to SON Corporation.

5.) OPTION TO RENEW. Lessee is hereby granted the option to renew this lease, from month-to-month, at a current market rate. It is agreed by Lessee that such option shall be exercised in writing, addressed to

FINANCIAL FACILITIES LEASE AGREEMENT...PAGE THREE

Lessor at its principal place of business, and mailed by certified mail to Lessor at least 60 days prior to the expiration of the primary term of lease. In the event Lessee exercises its option under this paragraph, Lessee shall be required to give Lessor 60 days written notice of its intent to terminate its month-to-month tenancy.

6.) INSURANCE. Lessor agrees to provide property damage insurance for said building and equipment as supplied by Lessor insuring the same against fire, wind and hail damage. Lessee shall be responsible for all other insurance, including but not limited to liability insurance.

7.) TAXES AND ASSESSMENTS. Lessee agrees that it shall be responsible for payment of all taxes, liens, assessments, or any other claims which may be levied or asserted against said structure while in the care, custody, and control of Lessee; and whether asserted as claims against real property, personal property, or otherwise. In the event of default by Lessee, Lessee agrees to indemnify and hold harmless Lessor from any and all loss resulting to Lessor from Lessee's failure to timely discharge such obligation.

8.) MAINTENANCE. Lessor agrees that it shall be solely responsible for care, maintenance and up-keep of said structure and equipment during the time this lease is in effect. Upon expiration of the term of this lease, or any renewal thereof, Lessee shall return said structure to Lessor in the same condition as delivered to Lessee, less reasonable wear. Lessor authorizes Lessee, in cases of emergency, to contact responsible local service people for repairs of less than $100.00 value. Repairs of greater value must be authorized in writing, or via the telephone, with an officer of SON Corporation.

     ** SECURITY/MAINTENANCE DEPOSIT. Lessee agrees to a deposit of $200.00 per modular section to be paid by the Lessee as part of the initial contract deposit and designated as the SECURITY/MAINTENANCE DEPOSIT. Within 15 days of termination of the lease, Lessor shall conduct an inspection of the building condition and physical inventory. All monies shall be returned to Lessee upon determination that the building and contents have been maintained in a responsible condition, minus reasonable wear and tear, and the building, carpet, and contents are clean, have all refuse removed, and returned to the Lessor in a "ready to occupy" condition. Such deposit monies may be retained by Lessor to correct any construction alterations to the original configuration of the modular units which have not been corrected by the Lessee or his agents prior to vacating the facility. Such monies may also be retained as compensation for improper disconnection of the air-conditioning system which have resulted in additional expense to the Lessor.

9.) DEFAULT. In the event of default of Lessee of any provision of this agreement, Lessor shall have the right to declare this agreement null and void upon 15 days written notice to Lessee, and, to prepare and remove said structure from the site where it may be located, and Lessee shall be responsible for any and all costs incurred by Lessor in connection with its repossession of said structure. Further, it is agreed by the parties hereto that in the event of Lessee's default of any provision of this agreement, Lessor shall be entitled to retain all sums paid to it by Lessee as liquidate damages, and shall have the right to legal recourse upon this agreement for any and all sums due it under the terms of this agreement.

10.) ASSIGNMENT. Both parties agree and understand that the proposed bank subsidiary of Gulf Coast Bancorp, Inc., Gulf Coast Community Bank (in organization), requires regulatory approvals from the OCC and the FDIC before it becomes a viable entity, and that this Agreement will not become valid and effective until such Preliminary Approval is granted. At that time when the Preliminary Approval is granted, this

FINANCIAL FACILITIES LEASE AGREEMENT...PAGE FOUR

Agreement will be automatically modified so that Gulf Coast Bancorp, Inc. will have assigned all of its interests in the equipment and the lease to Gulf Coast Community Bank (in organization).

With the aforementioned exception regarding the mandatory assignment to Gulf Coast Community Bank (in organization), Lessee shall not transfer, assign, sell, sublet or otherwise dispose of any of Lessee" interest in any equipment or this lease, and any attempt by Lessee to accomplish the same without Lessor's consent shall be void. Lessor may, at any time, without notice to Lessee, mortgage, grant security interests in or otherwise transfer, sell or assign all or any part of its interest in this lease or any equipment or any rent or other sums due or to become due hereunder. In the event Lessor transfers any schedule or schedules, Lessor shall provide a copy of the lease to assignee along with the original lease schedule(s). In such event, the terms of the lease shall be incorporated into the schedule(s). Any such schedule(s) which has been assigned shall constitute a separate and distinct Lease in the hands of such assignee. Lessee agrees that the rights hereunder of any assignee or creditor of Lessor shall not be subject to any defense, set-off or counterclaim that Lessee may have against Lessor, and that any such assignee or creditor shall have all of Lessor's rights hereunder, but none of Lessor's obligation. The foregoing notwithstanding, no such assignment or encumbrance shall release any of Lessor's obligations hereunder or any claim which Lessee may have against Lessor. Lessee acknowledges that any assignment or transfer by Lessor shall not materially change Lessee's duties of obligations under this lease nor materially increase the risks or liabilities imposed on Lessee. Lessee further agrees that even if any transfer would be deemed to materially affect its interests, such transfer is hereby permitted.

                                    OPTIONS

A.) Gulf Coast Community Bank (in organization) may purchase at the end of one
(1) year for $83,000.00
B.)  Purchase price is $133,500.00


ACCEPTED BY:                                SUBMITTED BY:
GULF COAST BANCORP, INC.                    SON CORPORATION
Port Charlotte, Florida                     Wichita, Kansas

BY:                                        BY:/s/
   -----------------------------------        ---------------------------------

Date:                                      Date: 8-6-97
     ----------------------                     -------------------------------

This is not a firm and binding contract until accepted by an Executive Officer of SON CORPORATION.

                                           ACCEPTED BY:


                                           BY:
                                              ---------------------------------

                                           Date:
                                                ---------------------

                                  EXHIBIT "A"




                                 [Floor Plan]

                                      SON
                                  CORPORATION

                                  EXHIBIT "B"
                           "STRUCTURAL SPECIFICATIONS"

FLOOR JOISTS -- 2" x 8" on 16" centers

FLOOR DECKING -- two layers of 3/4" tongue and groove plywood

FLOOR FINISH -- commercial 30oz jute back carpet with pad, vinyl in the baths

WALL STUDS -- 2" x 4" on 16" centers

EXTERIOR WALL SHEATING -- 1/2" CDX plywood, glued and nailed horizontally

INTERIOR WALLS -- 1/2" sheetrock, taped, bedded and painted

EXTERIOR FINISH -- Hardy panel

ROOF -- 3/12 pitched roof with three-tab asphalt shingles

CEILING -- 8' high, drop ceiling with 2' x 4' tile

INSULATION -- R-11 floor, R-11 exterior walls, R-19 ceiling

INTERIOR DOORS -- solid core, prefinished wood, prefinished wood trim

EXTERIOR DOOR -- commercial front glass door with closure, aluminum frame with tinted glass and deadbolt; one rear metal exit door with closure and deadbolt

INTERIOR WINDOW -- 30" x 60"

EXTERIOR WINDOWS -- 30" x 60" insulated, double glazed, tinted in anodized aluminum frame

BATH -- half bath with lavatory, polished edge mirror, tissue holder, six gallon water heater, exhaust fan in bath with vent through the roof

PLUMBING -- per UPC, sweat copper supply lines, ABS drain waste and vents, per code

WIRING -- copper wiring in conduit, per National Electric Codes

INTERIOR LIGHTING -- fluorescent, four-tube, recessed lighting, per code

                                                                           8/97

EXHIBIT "B"
STRUCTURAL  SPECIFICATIONS
continued

EXTERIOR LIGHTING -- front and back doors

HEATING SYSTEM -- standard heat duct system with registers, heat/cool thermostat, electric, per engineering recommendations; gas is optional

COOLING SYSTEM -- air-conditioning with wiring ready for connections, per engineering recommendations

COUNTER TOPS AND CHECK WRITING STAND -- plastic laminate (Wilson Art)

TRAP DOOR FOR ACCESS UNDER THE BUILDING


















                                          GULF COAST BANCORP,INC., Florida 8/97